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            DATED                   FEBRUARY 4,                   1998
            ----------------------------------------------------------






                           RICHARD ELLIS GROUP LIMITED



                                     - and -



                            ANDREW JOHN MACK HUNTLEY







                           ===========================

                           EXECUTIVE SERVICE AGREEMENT

                           ===========================
                                DPHB(401)/715973




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DPHB(401)715973/03.02.98

THIS AGREEMENT is made on FEBRUARY 4, 1998

BETWEEN:

(1) RICHARD ELLIS GROUP LIMITED (No. 3350437) whose registered office is at Berkeley Square House, London W1X 6AN (the "COMPANY");

(2) ANDREW JOHN MACK HUNTLEY of Ashhurst, Fenhurst, Haslemere, Surrey GU27 3JB (the "EXECUTIVE"); and

THE PARTIES AGREE AS FOLLOWS:

1.      DEFINITIONS

        In this agreement unless the context otherwise requires:

1.1 "ASSOCIATED COMPANY" means a company which falls to be so treated as such for the purposes of Statement of Standard Accounting Practice No. 1 of the Institute of Chartered Accountants in England and Wales;

1.2     "BOARD" means the board of directors of the Company;

1.3 "COMMENCEMENT DATE" means the date upon which the offer of Insignia Financial Group Inc to purchase the whole of the issued share capital of Richard Ellis Group Limited becomes unconditional;

1.4 "GROUP COMPANIES" means the Company, its holding company and all subsidiary and associated companies of holding company;

1.5     "RE GROUP BONUS SCHEME" means

        (a) The RE Group Bonus Scheme (as amended from time to time in accordance with the rules thereof); and/or

        (b) Any other bonus scheme or arrangement in which executives of the Group employed at the grades "REL Director", "Divisional Director" and "Associate" (and no other employees of the Group) are eligible to participate;

1.6 "RE SUPER PROFIT BONUS SCHEME" means the RE Super Profit Bonus Scheme (as amended from time to time in accordance with the rules thereof);

1.7     "SUBSIDIARY" and "HOLDING COMPANY" have the meanings given them in section 736 of the Companies Act 1985.


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                                       2



2.      TERM AND APPOINTMENT

2.1 The Company shall engage the Executive and the Executive shall serve the Company as hereinafter provided (the "Appointment"). The Appointment shall commence on the Commencement Date and shall continue subject as hereinafter mentioned until 30 April 2004.

2.2 Notwithstanding the provisions of clause 2.1 above either party may on giving prior written notice reduce the term of the Appointment with effect from 31 December 2000 or 31 December in any subsequent year ("the Variation Date"").

2.3 As from the Variation Date upon which either party exercises its right under clause 2.2 above the Appointment shall continue for a period of one year thereafter ("the Fixed Term")

2.4 The Executive shall be entitled to receive a payment ("the Variation Payment") on 2 January of the calendar year immediately following the Variation Date upon which either party has given notice to exercise its right under clause 2.2 above calculated in accordance with clause 2.5 below.

2.5 The Variation Payment shall be an amount equal to the sum of all payments to which the Executive would be entitled under clause 6.1 of this agreement from the day following the Variation Date to 30 April 2004 (on the assumption that this agreement continued until that date) discounted, in the case of each monthly payment to which he would be entitled under clause 6.1 at a rate of 12% per annum from the date it would have been received back to the date on which the Termination Payment is made in accordance with clause 2.4.

2.6 In the event that the Executive dies during the term of the Appointment and has not received the Variation Payment in accordance with clauses
        2.5 and 2.6 above, the Company shall pay an amount equal to the Variation Payment payable on the Variation Date immediately preceding the date of the Executive's death to the Executive's surviving spouse, or if none, to the duly appointed representatives of the Executive's estate.

2.7 Notwithstanding the provisions of clauses 2.1 and 2.2 above, and for the purposes only of subsisting options granted prior to the Company Acquisition (the "Option") under the Share Scheme, if the Appointment comes to an end before the fifth anniversary of the Company Acquisition, save where terminated under clause 11, then:

        (a) the Executive shall not be treated as having ceased employment, as that term is used in Rule 7 of the Share Scheme, until the fifth anniversary of the Company Acquisition (the "Deemed Cessation Date") and on the Deemed Cessation Date the Executive shall be treated as ceasing employment in accordance with Rule
               7.5 of the Share Scheme;


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                                       3




        (b) in the event of the Executive being unable to exercise the Option under clause 2.7(a) above as a result of either (i) his being treated as ceasing employment for the purposes of the Share Scheme on the Appointment coming to an end or (ii) the Remuneration Committee not exercising its discretion in favour of the Executive to allow him to exercise the Option in full (to the extent not previously exercised) under Rule 7.5 of the Share Scheme, the Company shall within seven days of the termination of the Appointment , pay to the Executive (in full and final satisfaction of all and any claims which the Executive may have in respect of the Option) less any tax or other deduction the Company may be obliged or required to make by law in Pounds Sterling an amount representing the Common Shares he then holds under the Option, on the assumption that the Option was exercised in whole on the date of cessation of employment, and in consideration of the Company making such payment the Executive agrees that the Option shall immediately lapse and all and any rights the Executive has or may have to any Common Shares under the Option are immediately released. The amount due to the Executive under this clause 2.7(b) shall be equal to:


                                   (A - C) x B

               where:

               A is the average middle market quotation for Common Shares (for the three dealing days prior to the date on which the Executive's employment with the Company is terminated) on any recognised investment exchange on which the Common Shares are for the time being traded (and, if more than one, on the recognised investment exchange in the United States of America on which such Common Shares are for the time being traded);

               B is the total number of Common Shares over which the Executive holds the Option; and

               C is the price per Common Share under the option payable by the Executive on the exercise of the Option.

        For the purposes of this clause 2.7:

        (c) "Common Shares" means common shares of US$0.01 each in Insignia Financial Group, Inc.; and

               "Company Acquisition" means a Company Acquisition as defined in the Share Scheme; and

               "Remuneration Committee" means the Remuneration Committee as defined in the Share Scheme; and

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                                       4


               "Share Scheme" means the Richard Ellis Group Limited 1997 Unapproved Share Option Scheme as adopted on 17 December 1997 and from time to time amended;

        (d) for the purposes of determining the amount payable in Pounds Sterling to the Executive under this clause 2.5 the US$ price of a Common Share shall be converted into Pounds Sterling at the spot rate for the purchase of Pounds Sterling (as certified by Barclays Bank plc) at or about 11.00 am on the date of cessation of employment.

3.      DUTIES

3.1 During the Appointment the Executive shall devote such of his time and attention to the duties assigned to him as is reasonably necessary to perform the same and when carrying out those duties shall well and faithfully serve the Company and use his reasonable endeavours to promote the interests of the Company and shall obey all reasonable and lawful directions given to him by or under the authority of the Board provided that:

        (a) the Executive shall be appointed and remain throughout the term chairman of the Company;

        (b) the Executive shall accept such secondments to the Company's holding company as are agreed from time to time and shall when undertaking duties for the said holding company only take instructions from the board of directors of such holding company and not the Board;

        (c) when acting under the directions of the Board the Executive shall only be required to follow directions emanating from those members of the Board nominated to the Board by the holding company of the Company;

        (e) the Executive shall be entitled to remain a director of Richard Ellis Limited until the expiry of the Fixed Term.

3.2 Subject to the provisions of clause 3.1 the Executive may be required in pursuance of his duties hereunder:

        (a) to perform services not only for the Company but also for any of the Group Companies and without further remuneration (except as otherwise agreed) to accept such offices in any of the Group Companies as the Company may from time to time reasonably require provided that the Executive shall not be required to account to the Company and shall be entitled to retain as additional remuneration/expenses any salary, bonuses, reimbursed expenses and any other remuneration of any kind paid by the holding company of the Company;


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        (b)    to work at the Company's principal place of business in London or such other location as is the Executive's principal place of work at the date of this agreement;

        (c) to travel to such places whether in or outside the United Kingdom by such means and on such occasions as the Board and/or the Board of the holding company may from time to time reasonably require;

        (d) to make reports to the Board and/or the Board of its holding company on any matters concerning the affairs of the Company or any other Group Company as it or they may reasonably require.

4.      HOLIDAY ENTITLEMENT

        During the Appointment the Executive shall be entitled to 30 working days holiday (in addition to public holidays) in each calendar year January to December at full salary to be taken at such time or times as may be approved by the Board. Holidays not taken cannot be carried over to a subsequent year. Upon the determination of the Appointment either the Executive shall be entitled to receive payment in lieu of accrued holidays not taken at that date (provided that such determination is not pursuant to clause 12) or the Company shall be entitled to make a deduction from the Executive's remuneration in respect of holidays taken in excess of the accrued entitlement. The accrued holiday entitlement at the date of determination shall be calculated on the basis of 2? days holiday for each completed calendar month of service in the then current calendar year and the amount of the payment in lieu or deduction shall be calculated on the basis of 1/260 of the Executive's annual salary for each day's holiday not taken or taken in excess of the accrued entitlement.

5.      DISCLOSURE OF INTERESTS

5.1 Except as a representative of the Company or with the previous written approval of the Board which shall be deemed to be given in respect of the financial interest, office or employments which the Executive holds at the date hereof, brief details of which are attached at schedule 2 to this agreement, the Executive shall not during the Appointment whether directly or indirectly paid or unpaid be engaged or concerned in the conduct of any other actual or prospective business or profession or be or become an employee, agent, partner, consultant or director of any other company or firm or assist or have any financial interest in any other such business or profession.

5.2 The Executive shall be permitted to hold shares or securities of a company any of whose shares or securities are quoted or dealt in on any recognised investment exchange provided that any such holding shall not exceed three per cent. of the issued share capital of the company concerned and is held by way of bona fide investment only (an "Investment").

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                                       6


5.3 The Executive shall disclose to the Board any matters relating to his spouse (or anyone living as such), their children, step-children, parents or any trust or firm whose affairs or actions he controls which, if they applied to the Executive, would contravene clause 5.1 to the extent that the Executive has actual knowledge of such matters.

6.      REMUNERATION

6.1 During the Appointment, as remuneration for his services hereunder, the Executive shall be paid a fixed salary at the rate of $100,000 per annum or such higher rate as may from time to time be agreed. Such salary shall be inclusive of any fees or remuneration which he would otherwise be entitled to receive from the Company or any associated Company (save as otherwise provided in clause 3.2(a)) and shall be payable by bank credit transfer in equal monthly instalments in arrears on or before the last working day of each calendar month.

6.2 In addition to the said salary the Executive shall be entitled to participate in:

        (a) any RE Group Bonus Scheme (in accordance with the rules thereof for the time being) and may also receive bonuses under the RE Super Profit Bonus Scheme (in accordance with the rules thereof for the time being) in each case subject to the compensation committee of the holding company approving in advance the amount of bonus to be paid to the Executive under the above Schemes; and

        (b) any discretionary or other bonus scheme from time to time in force in the Company's holding company applicable to persons of his status save that in respect of each calendar year between the Commencement Date and the Variation Date (as defined in clause 2.4) the Executive shall be entitled to receive a bonus of not less than $20,000 ("the Minimum Bonus").

        The Executive acknowledges and accepts the amendment of the rules of the RE Group Bonus Scheme and the RE Super Profit Bonus Scheme so that the aggregate amount of the Profit Allocation as defined in and under the RE Group Bonus Scheme and the Super Profit Allocation as defined in and under the RE Super Profit Bonus Scheme shall not exceed 40% Gross Profits as defined in the above Schemes for the calender year 1998 and the amendment of the definition of Gross Profits. The Executive acknowledges that subject to the Minimum Bonus provisions his bonus entitlement for the calendar year commencing 1st January 1999 and each subsequent year shall be subject to the absolute discretion of the Board which may amend, discontinue or vary any such Schemes. The Executive shall have no entitlement to receive bonuses except as provided in this clause 6.2.

6.3 No provision of benefits on retirement (including annuities) will be made by the Company for the Executive. There is therefore no contracting-out certificate in force under the Pension Schemes Act 1993 in respect of this Employment.


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                                       7


6.4 The Executive shall be entitled to participate in such permanent health insurance, life assurance and medical expenses insurance schemes as the Company shall from time to time maintain for the benefit of executives of the seniority of the Executive subject to their terms and conditions from time to time in force provided that the benefits to be so provided shall not be less than the benefits provided on the date of this agreement.

6.5 The Company shall pay to the Executive in each year a car allowance such as the Board shall fairly and reasonably determine provided that such car allowance shall not in any event be less than the greater of $15,500 and the amount provided for other executive directors of the Company.

6.6 The Company shall also provide the Executive with a motor car of a make and model of his choice and commensurate, in the reasonable opinion of the Board, with his position as chairman of the Company, for his business and personal use (but available for use from time to time by others with the chairman's permission) and shall also provide a driver and a secretary to assist the Executive in his duties as chairman of the Company at a cost which shall be no less than the amount budgeted for the current financial year of the Company as attached at Schedule 3.

6.7 The Company shall bear the cost of insuring, testing, taxing, repairing and maintaining such motor car and shall reimburse the Executive for the cost of fuel consumed during business and private use of such motor car.

7.      EXPENSES

        The Executive shall be entitled to be repaid all reasonable travelling, hotel, entertainment and other expenses properly authorised by the Board and incurred in or about the performance of the duties hereunder, which expenses shall be evidenced in such manner as the Company may specify from time to time provided that the maximum amount available for the Executive for such expenses shall not be less than the amount budgeted for in the current financial year of the Company in respect thereof to the extent referred to in Schedule 3 and otherwise as historically budgeted for by the Company in relation to such expenses and additional allowance shall be made for expenses for intercontinental travel including to the United States.

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                                       8


8.      CONFIDENTIAL INFORMATION

8.1 The Executive shall not use or divulge or communicate to any person other than with proper authority any of the trade secrets or other confidential information of or relating to the Company or any of the Group Companies (including but not limited to details of customers, potential customers, consultants, suppliers, potential suppliers, designs, product details, future product details, prices, discounting arrangements, specific product applications, existing trade arrangements, terms of business and those in the course of negotiation, operating systems, pricing and fee structures, financial information, inventions, research and development activities and which he may have created, developed, received or obtained while in the service of the Company or any of the Group Companies. This restriction shall cease to apply with respect to any information, confidential report or research which comes into the public domain other than as a result of the Executive being in breach of his obligations under this clause.

8.2 The Executive shall not during the Appointment make otherwise than for the benefit of the Company any records (whether recorded on paper, computer memory or discs or otherwise) relating to any matter within the scope of the business of the Company or any of the Group Companies or concerning any of its or their dealings or affairs nor during the Appointment or thereafter use or permit to be used any such records otherwise than for the benefit of the Company it being agreed by the parties that all such records (and copies thereof) in the possession or control of the Executive shall be the property of the Company and shall be handed over by the Executive to the Company from time to time and on demand and in any event upon the termination of the Appointment.

8.3 The Executive shall not during the Appointment speak in public or write any article for publication on any matter connected with or relating to the business of the Company or any of the Group Companies without first obtaining the approval of the Board.

9.      INVENTIONS AND CREATIVE WORKS

9.1 The Executive acknowledges that because of the nature of his duties and the particular responsibilities arising as a result of such duties which he owes to the Company and the Group Companies he has a special obligation to further the interests of the Company and the Group Companies. In particular the duties of the Executive shall include reviewing the products and services of the Company and Group Companies with a view to improving them by new and/or original ideas and inventions and implementing such improvements.

9.2 The Executive shall promptly disclose to the Company any idea, invention or work which is relevant to or capable of use in the business of the Company or any of the Group Companies made by the Executive in the course of his employment whether or not in the course of his duties. The Executive acknowledges that the intellectual property rights subsisting or which may in the future subsist in any such ideas, inventions or works created by him in the course of his employment will, on creation, vest in and be the exclusive property of the Company and where the same does not automatically vest as aforesaid, the Executive shall assign the same to the Company (upon the request and at the cost of the Company). The Executive hereby irrevocably waives any rights which he

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                                       9


        may have in any such ideas, inventions or works which are or have been conferred upon him by chapter IV of part I of the Copyright, Designs and Patents Act 1988 headed "Moral Rights".

9.3 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 10 and acknowledges in favour of any third party that a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

10.     RESTRICTIONS AFTER TERMINATION

10.1 The Executive acknowledges that he is to receive valuable consideration in connection with the sale of the issued share capital of the Company to Insignia Financial Group Inc, a substantial consideration being paid to the Executive and other former shareholders of the Company in connection with the goodwill of the Company. The Executive acknowledges and agrees that the covenants set out below are reasonably necessary for the proper protection of the legitimate business interests of the Company. The Executive covenants to the Company (for itself and as trustee for each of the Group Companies) that he shall not for the following periods after the termination of the Appointment howsoever arising (but excluding repudiatory breach of this agreement by the Company) directly or indirectly, either alone or jointly with or on behalf of any person, firm, company or entity and whether or his own account or as principal partner, shareholder, director, employee, consultant or in any other capacity whatsoever:

        (a) for 12 months following termination in the Relevant Territory and in competition with the Company or any of the Relevant Group Companies engage, assist or be interested in any undertaking which provides services similar to those provided by the Company or any of the Relevant Group Companies in the 12 months prior to termination and with which the Executive was concerned in the said period of 12 months;

        (b) for 12 months following termination in the Relevant Territory solicit or interfere with or endeavour to entice aware from the Company or any of the Relevant Group Companies any person, firm, company or entity who was a client of the Company or any of the Relevant Group Companies in the 12 months prior to termination and with whom the Executive was concerned or had personal contact in the said period of 12 months;

        (c) for 12 months following termination in the Relevant Territory be concerned with the supply of services to any person, firm, company or entity which was a client of the Company or any of the Relevant Group Companies in the 12 months prior to termination where such services are identical or similar to or in competition with those services supplied by the Company or any of the Relevant Group

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                                       10


               Companies in the said 12 month period, with which supply the Executive was concerned in the said period of 12 months;

        (d) for 12 months following termination offer to employ or engage or solicit the employment or engagement of any person who immediately prior to the date of termination was a senior employee or consultant of the Company or any of the Relevant Group Companies and with whom the Executive had significant working contact in the 12 months prior to termination (whether or not such person would commit any breach of their contract of employment or engagement by reason of leaving the service of such company); and

        (e) represent himself as being in any way connected with or interested in the business of the Company or any of the Relevant Group Companies.

10.2 Each of the obligations contained in this clause constitutes an entire separate and independent restriction on the Executive, despite the fact that they may be contained in the same phrase and if any part is found to be unenforceable the remainder will remain valid and enforceable.

10.3 While the restrictions are considered by the parties to be fair and reasonable in the circumstances, it is agreed that if any such restrictions should be judged to be void or ineffective for any reason but would be treated a valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, the said restrictions shall apply with such modifications as will be necessary to make them valid and effective.

10.4 The Executive agrees that he will at the request and cost of the Company enter into a direct agreement with any of the Group Companies under which he will accept restrictions corresponding to the restrictions contained in this clause (or such as will be appropriate in the circumstances) in relation to such Group Company.

10.5 The provisions of this clause will not prevent the Executive from holding an Investment.

10.6    For the purposes of this clause:

        (a) a "Relevant Group Company" means any of the Group Companies for which the Executive has performed services or in which he has held office during the 12 months immediately preceding termination and, if applicable, their predecessors in business during such 12 month period; and

        (b)    "Relevant Territory" means the United Kingdom.


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                                       11


11.     TERMINATION BY EVENTS OF DEFAULT

        The Appointment shall be subject to summary termination at any time by the Company by notice in writing if the Executive shall have committed any serious breach or (after warning in writing) any repeated or continued material breach of the obligations hereunder or shall have been guilty of any act of dishonesty or serious misconduct or shall be declared bankrupt or shall compound with his creditors. Any delay by the Company in exercising such right to termination shall not constitute a waiver thereof.

12.     INCAPACITY

12.1 The Company shall continue to pay the Executive's salary and other contractual entitlements to remuneration during any period of absence on medical grounds up to a maximum of 24 consecutive months provided that the Executive shall from time to time if required supply the Company with medical certificates covering any period of sickness or incapacity exceeding 7 days (including weekends).

12.2 Payment of the salary and other remuneration pursuant to clause 12.1 shall be inclusive of any Statutory Sick Pay to which the Executive may be entitled.

12.3 If the Executive's absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then all remuneration paid hereunder shall constitute loans to the Executive who shall:

        (a) forthwith notify the Company of all the relevant circumstances and of any claim, compromise, settlement or judgement made or awarded in connection therewith;

        (b) if the Company so requires refund to the Company such sum as the Company may determine not exceeding the lesser of:

               (i) the amount of damages recovered by him under such compromise, settlement or judgement in respect of his loss of earnings as an Executive hereunder; and

               (ii) the sums advanced to him in respect of the period of incapacity.

        In either case after deducting the amount of all professional costs incurred by the Executive in connection with the action or negligence of such third party.

13.     OBLIGATIONS UNDER TERMINATION

        Upon the termination of the Appointment howsoever arising the Executive shall:

13.1 at any time and from time to time thereafter upon the request of the Company, resign without claim for compensation from:


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                                       12


        (a)    all offices held in the Company or any of the Group Companies;
               and

        (b) any office in any other company acquired by reason of or in connection with the Appointment;

13.2 deliver to the Board all documents (including, but not limited to, correspondence, lists of clients or customers, notes, memoranda, plans, drawings and other documents of whatsoever nature and all copies thereof) made or complied or acquired by the Executive during the Appointment and concerning the business finances or affairs of the Company or any of the Group Companies or clients.

14.     RECONSTRUCTION AND AMALGAMATION

        If at any time the Executive's employment is terminated in connection with any reconstruction or amalgamation of the Company or any of the Group Companies whether by winding up or otherwise and the Executive receives an offer on terms which (considered in their entirety) are not less favourable to any material extent than the terms of this agreement from a company involved in or resulting from such reconstruction or amalgamation the Executive shall have no claim whatsoever against the Company or any such company arising out of or connected with such termination.

15.     NOTICES

        Any notice to be given hereunder shall be in writing. Notices may be given by either party by personal delivery or post or by fax addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last known address and any such notice given by letter of fax shall be deemed to have been served at the time at which the letter was delivered personally or transmitted or if sent by post would be delivered in the ordinary course of post.

16.     PREVIOUS CONTRACTS

16.1 This agreement contains the entire agreement relating to the Executive's employment with the Company and is in substitution for and replaces any previous contract of service between the Company or any of the Group Companies and the Executive which shall be deemed to have been terminated by mutual consent as from the commencement of the Appointment and the Executive hereby waives with effect from the Commencement Date any and all claims which he may have arising out of or in connection with any such previous contract of service excluding (i) any claim which the Executive may have under the RE Group Bonus Scheme or the RE Super Profit Bonus Scheme in respect of his accrued rights for the period 2 May 1997 to 31 December 1997 and (ii) any claim for expenses reasonably incurred by him in the performance of his duties under his previous contract of service.

16.2 The Executive hereby warrants and represents to the Company that he will not, in entering into this agreement or carrying out his duties hereunder, be in breach of any

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                                       13


        terms of employment whether express or implied or any other obligation binding upon him.

17.     PROPER LAW

        This agreement shall be governed and construed in all respects in accordance with English law.

18.     CONSTRUCTION

18.1 The headings in this agreement are inserted for convenience only and shall not affect its construction.

18.2 Any reference to a statutory provision shall be construed as a reference to any statutory modification or re-enactment thereof (whether before or after the date hereof) for the time being in force.

19.     STATUTORY INFORMATION AND SCHEDULE 1

        Schedule 1 hereto (in addition to this agreement) constitutes a written statement as at the date hereof of the terms of employment of the Executive in compliance with the provisions of the Employment Rights Act 1996; it does not form part of the contract of employment and may be varied by the Company by notice in writing to the Executive of any changes applicable to his employment.

20.     EXCLUSION OF CLAIMS

        The Executive hereby agrees to exclude any right to a redundancy payment pursuant to Part XI of the Employment Rights Act 1996 and to exclude any claim in respect of the dismissal being unfair pursuant to Part X of the said Act on the termination of the Appointment in accordance with the terms hereof.

21.     INDEMNITY

        The Company agrees to indemnify the Executive against any and all liabilities he may incur as a result of carrying out his duties hereunder save in circumstances where the Executive has committed an act of default under clause 12 above (including by way of example any act of wilful misconduct or gross negligence).

IN WITNESS whereof this agreement has been executed as a deed on the date first before written

                                   SCHEDULE 1


1. The Executive has been continuously in the employment of the Company (including reckonable service with any of the Group Companies) since 1 May 1997.

2. Rate of remuneration and the intervals at which it is paid are contained in clause 6.

3. There are no specific terms and conditions relating to hours of work except as provided in clause 3.1.

4. The terms and conditions relating to holidays are contained in clause 4 and those relating to sickness are contained in clause 12.

5.      Particulars as to the length of Appointment are contained in clause 2.

6. Particulars as to the work for which the Executive is employed are contained in clause 3.

7. There are no disciplinary rules applicable to the Executive except as provided in this agreement and if the Executive is dissatisfied with any disciplinary decision he should apply orally or in writing to the Board.

8. Any application for the purpose of seeking redress of any grievance relating to the Executive's employment should be made either orally or in writing to the managing director of the Company and if still unresolved after ten days to the Board.

9. A contracting-out certificate is not in force in respect of the Executive's employment.

10. Details of the Executive's work outside the UK are contained in clause 3.2.

                                   SCHEDULE 2
                        (EXECUTIVE'S PERMITTED INTERESTS)

1       DIRECTORS IN:

        Ashfern Developments Limited
        New Sadlers Wells Limited
        Pillarcaisse PLC
        BPC Limited

2       SHAREHOLDINGS IN:

        REI Limited
        Ashfern Developments Limited

                                   SCHEDULE 3
                             (BUDGETED EXPENDITURE)

--------------------------------------------------------------------------------------------
                           ANDREW            CHRIS             DAVID
                           HUNTLEY           BOYCE             NEWTON           TOTAL
--------------------------------------------------------------------------------------------

  Minimum Salary           150,000          32,000             20,000          202,000
 subject to annual
review upward only
--------------------------------------------------------------------------------------------
      Bonuses            To qualify       To qualify         To qualify
                         under REGL       under REGL         under REGL
--------------------------------------------------------------------------------------------
      Pension           Included in      Within REGL         Within REGL
                           above         Group Scheme        Group Scheme
                                            11.5%                10%
                                            3,680              2,000            5,680
--------------------------------------------------------------------------------------------

     Overtime                                                 5,000             5,000
--------------------------------------------------------------------------------------------

     NIC - 10%            15,000            3,200             2,000            20,200
--------------------------------------------------------------------------------------------

  Temporary Staff         2,500                                                 2,500
--------------------------------------------------------------------------------------------

      Medical          PPP Level A       PPP Level C
                      Married Couple         194                                 876
                           682
--------------------------------------------------------------------------------------------

 Permanent Health          300                                                   300
--------------------------------------------------------------------------------------------

  Life Assurance          1,000                                                 1,000
--------------------------------------------------------------------------------------------

   Car Park               4,500                               4,500             9,000
--------------------------------------------------------------------------------------------

 Car Allowance -         15,500                                                15,500
    Personal
--------------------------------------------------------------------------------------------

Car Allowance                                                 15,000           15,000
  - Group
--------------------------------------------------------------------------------------------

 Car Running
Costs - Group                                                  5500              5500
--------------------------------------------------------------------------------------------

Signed by [                     ]     )
duly authorised for and on behalf of  )
RICHARD ELLIS GROUP                   )
LIMITED in the presence of:           )      /s/Alan C. Froggatt
                                             -----------------------------
                                             Director





Signed as a Deed by the said          )
ANDREW JOHN MACK                      )
HUNTLEY in the presence of:           )     /s/Andrew J. M. Huntley
                                            ------------------------------